RELEASE

In exchange for the receipt of good and valuable consideration, the sufficiency of which is hereby acknowledged, Phil Dodge ("Dodge") hereby agrees to release all claims against Nurses PRN, LLC ("Nurses PRN") as follows:

Dodge hereby releases and discharges Nurse PRN and its, stockholders, officers, directors, agents, employees, parent corporation, subsidiaries, affiliates, successors and assigns (collectively, the "Released Parties") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which Adamjee, his successors or assigns ever had, now have, or hereafter can, shall or may have against Nurse PRN and the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever.

PHIL DODGE

By: ____________________

Date: May 26, 2005

STATE OF HAWAII)
):SS
COUNTY OF HONOLULU)

The foregoing instrument was acknowledged before me this 26 day of MAY, 2005, by PHILIP DODGE. He is personally known to me or (HE) has produced CALIFORNIA D/L as identification.

____
Notary Public, State of HAWAII
Print Name: NOBUKO NAGAI
Seal:
MY COMMISSION EXPIRES 12/16/2005